UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2026

DEVVSTREAM CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 N St., Suite 4254 Sacramento, California (Address of principal executive offices)	95816 (Zip Code)
(647) 689-6041
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	DEVSF	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Securities Purchase Agreement

As previously reported, on June 3, 2026, DevvStream Corp. (the “Company” or “DEVS”) entered into a binding term sheet (the “Term Sheet”) with EEME Energy SPV I, LLC (“EEME”), a Wyoming limited liability company and special purpose investment vehicle focused on investments in companies in the renewable fuels and energy sector, for a private placement of equity securities of the Company in an aggregate investment amount of $6,000,000 (the “EEME Investment”). As previously reported, $5,000,000 of net proceeds will be used to fund the Company’s investment in Southern Energy Renewables, Inc., a Louisiana corporation (“Southern”), and the remaining $1,000,000 is expected to be used by the Company for general working capital purposes.

On June 30, 2026, the Company entered into a definitive Securities Purchase Agreement (the “SPA”) with EEME and Southern, which is intended to supersede the Term Sheet and serves to modify the terms thereof. The material terms of the SPA are as follows:

Advance and Series A Non-Voting Preferred Shares.  Pursuant to the SPA, EEME will advance $5,000,000 to the Company, which the Company will in turn advance to Southern in support of the business combination contemplated by that certain Business Combination Agreement (the “BCA”) among XCF Global, Inc., a Delaware corporation, the Company, Southern, and certain merger subsidiaries dated effective as of  April 13, 2026. Upon the closing of the transactions contemplated by the BCA (the “Business Combination”), the advances from EEME to the Company will be deemed a direct advance by EEME to Southern in consideration of common stock issuance by Southern. In the event the BCA is terminated prior to closing, the Company will create and issue 50,000 Series A Non-Voting Preferred Shares to EEME. The Series A Non-Voting Preferred Shares are non-voting, carry no preferred dividends, are not convertible, and are senior to the Company’s common shares in liquidation.

Common Shares.  EEME will purchase $1,000,000 of the Company’s common shares at a price of $0.28683 per share (representing 90% of the 15-day volume-weighted average price of the Company’s shares preceding the agreement date), resulting in the issuance of 3,486,386 Common Shares (the “Shares”). Payment for the Shares may be made in tranches, with the balance due by September 30, 2026.

Voting Support.  EEME has agreed to vote any securities it holds in favor of the Domestication (as defined in the BCA) and the DevvStream Merger contemplated under the BCA.

As of the date of the SPA, EEME has advanced an aggregate of $1,500,000 to the Company, of which $1,499,800 has been advanced by the Company to Southern. The balance of the $6,000,000 EEME Investment remains to be funded at one or more subsequent closings on mutually agreed dates on or before September 30, 2026.

The foregoing description of the SPA and EEME Investment does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of June 30, 2026, by and among DevvStream Corp., EEME Energy SPV I, LLC, and Southern Energy Renewables, Inc.
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2026
DEVVSTREAM CORP.

	By:	/s/ Sunny Trinh
	Name:	Sunny Trinh
	Title:	Chief Executive Officer